The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PRICING SUPPLEMENT
Subject to Completion, dated April 29, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Linked Securities

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

■      Linked to the lowest performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. (each referred to as an “Underlying Stock”)
■      Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below.  Whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant call date or the final calculation day, as applicable.  The lowest performing Underlying Stock on any call date or the final calculation day, as applicable, is the Underlying Stock that has the lowest stock closing price on such day as a percentage of its starting price
■       Fixed Coupon.  The securities will pay a fixed coupon payment on a monthly basis until the earlier of stated maturity or automatic call. The coupon rate will be determined on the pricing date and will be at least 14.85% per annum
■      Automatic Call.  If the stock closing price of the lowest performing Underlying Stock on any of the monthly call dates from the call date preceding the coupon payment date scheduled to occur in November 2026 to the call date preceding the coupon payment date scheduled to occur in April 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus the related coupon payment
■      Potential Loss of Principal.  If the securities are not automatically called prior to stated maturity, you will receive, in addition to the coupon payment, the face amount at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of the buffer amount of 20%, and may lose up to 80% of the face amount of your securities. The downside threshold price for each Underlying Stock is equal to 80% of its starting price
■       If the securities are not automatically called prior to stated maturity, you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock on the final calculation day in excess of the buffer amount, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends
■     Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable.  You will not benefit in any way from the performance of a better performing Underlying Stock.  Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if another Underlying Stock performs favorably
■       All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■       No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities are set on the pricing date is expected to be between $905.00 and $940.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-11 and “Estimated Value of the Securities” herein. The estimated value is expected to be less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$23.25	$976.75
Total
(1)
The Agents may receive a commission of up to $23.25 (2.325%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 (1.75%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Terms of the Securities
Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:
The common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date*:	May 15, 2026
Issue Date*:	May 20, 2026
Original Offering Price:	$1,000 per security
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Coupon Payment:
On each coupon payment date, unless previously automatically called, you will receive a fixed coupon payment at a per annum rate equal to the coupon rate. Each “coupon payment” will be calculated per security as follows: ($1,000 × coupon rate) / 12. Each coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
Your return on the securities will be limited to the sum of the coupon payments received, even if the ending price of the lowest performing Underlying Stock on the final calculation day significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock.

Coupon Payment Dates:
Monthly, on the 20th of each calendar month, commencing in June 2026 and ending on the stated maturity date (or if any such day is not a business day, the next following business day, provided that if any call date or the final calculation day, as applicable, is postponed, then the coupon payment date following such day will be postponed as described under “—Market Disruption Events and Postponement Provisions” below.

Coupon Rate:	The “coupon rate” will be determined on the pricing date and will be at least 14.85% per annum.
Automatic Call:
If the stock closing price of the lowest performing Underlying Stock on any call date is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the related coupon payment. The securities will not be subject to automatic call until the first call date, which is approximately six months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date.  You will not receive any notice from us if the securities are automatically called.

Call Dates*:
Monthly, on the third business day prior to each coupon payment date scheduled to occur from November 2026 to April 2029, inclusive, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”

Call Settlement Date:
The coupon payment date immediately following the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).

Final Calculation Day*:	May 16, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date*:	May 21, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final coupon payment). The “maturity payment amount” per security will equal:
•     if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price:
$1,000; or
•     if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price:

$1,000 × (performance factor of the lowest performing Underlying Stock on the final calculation day + buffer amount)

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of the buffer amount and will lose some, and possibly up to 80%, of the face amount of your securities at maturity.
Any positive return on the securities will be limited to the sum of your coupon payments received, which will depend on whether (and, if so, when) the securities are automatically called. You will not participate in any appreciation of any Underlying Stock but, if the securities are not automatically called, you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its downside threshold price.

Lowest Performing Underlying Stock:	For any call date or the final calculation day, as applicable, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that day.
Performance Factor:	With respect to an Underlying Stock on any call date or the final calculation day, as applicable, its stock closing price on such day divided by its starting price (expressed as a percentage).
Stock Closing Price:
With respect to each Underlying Stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the common stock of Advanced Micro Devices, Inc.: $  , its stock closing price on the pricing date.
With respect to the common stock of Meta Platforms, Inc.: $  , its stock closing price on the pricing date.
With respect to the common stock of Micron Technology, Inc.: $  , its stock closing price on the pricing date.
With respect to the common stock of Tesla, Inc.: $  , its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Downside Threshold Price:
With respect to the common stock of Advanced Micro Devices, Inc.: $  , which is equal to 80% of its starting price.
With respect to the common stock of Meta Platforms, Inc.: $  , which is equal to 80% of its starting price.
With respect to the common stock of Micron Technology, Inc.: $  , which is equal to 80% of its starting price.
With respect to the common stock of Tesla, Inc.: $  , which is equal to 80% of its starting price.

Buffer Amount:	20%
Market Disruption Events and Postponement Provisions:
Each call date and the final calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates, the final calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as consisting of two components for U.S. federal income tax purposes: (1) a non-contingent debt instrument (the “Debt Component”); and (2) a put option contract in respect of the Underlying Stock (the “Put Option Component”), allocated as specified herein under “Material U.S. Federal Income Tax Consequences”. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Canadian Tax Treatment:
Please see the discussion herein under “Canadian Taxation”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein), as such rules may be amended from time to time.

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents may receive a commission of up to $23.25 (2.325%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 (1.75%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115LUA4 / US89115LUA42
* To the extent that we make any change to the expected pricing date or expected issue date, the call dates, final calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Estimated Value of the Securities
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■	seek an investment with fixed coupon payments at a rate of at least 14.85% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call;
■
understand that if the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 20% from its starting price, they will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of the buffer amount and will lose some, and possibly up to 80%, of the face amount at stated maturity;

■	desire to limit downside exposure to the lowest performing Underlying Stock through the buffer amount;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
■
understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable, and that they will not benefit in any way from the performance of a better performing Underlying Stock;

■	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
■	understand and are willing to accept the full downside risks of each Underlying Stock;
■	are willing to forgo participation in any appreciation of any Underlying Stock and dividends on any Underlying Stock; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 20% from its starting price;
■	seek exposure to the upside performance of any or each Underlying Stock;
■
seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

■	are unwilling to accept the risk of exposure to the Underlying Stocks;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “Information Regarding The Market Measures” below.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Determining Payment at Maturity
If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final coupon payment) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day.  The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final coupon payment) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity.  The performance of a better performing Underlying Stock is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
20%
buffer
Return of Lowest Performing
Underlying Stock at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Return of Lowest Performing Underlying Stock

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some, And Possibly Up To 80%, Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity.  If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.
If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the price of the lowest performing Underlying Stock from its starting price in excess of the buffer amount. The downside threshold price for each Underlying Stock is 80% of its starting price. As a result, if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose some, and possibly up to 80%, of the face amount at maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.
The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.
You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of an Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable.  As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock.  You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Applicable Call Date Or The Final Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each applicable call date or the final calculation day, as applicable. Any positive return on the securities will be limited to the sum of your coupon payments received, which will depend on whether (and, if so, when) the securities are automatically called. Whether the securities are automatically called will depend on whether the stock closing price of the lowest performing Underlying Stock on any applicable call date is greater than or equal to its starting price. Further, if the securities are not automatically called, the stock closing price of the lowest performing Underlying Stock must be greater than or equal to its downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity. If the stock closing price of the lowest performing Underlying Stock is less than its downside threshold price on the final calculation day, you will not benefit in any way from the performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of any better performing Underlying Stock(s) would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.
Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities.  Your maximum possible return on the securities will be limited to the sum of the coupon payments you receive.  Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.
Higher Coupon Rates Are Associated With Greater Risk.
The securities offer coupon payments at a higher rate than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk.  Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time.  Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market.  Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes.  Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will lose a substantial portion, and possibly all, of the face amount at maturity.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
Each Call Date and The Final Calculation Day, And The Related Call Settlement Date and The Stated Maturity Date, Is Subject To Market Disruption Events And Postponements.
Each call date and the final calculation day, and therefore the potential call settlement date and/or coupon payment date and the stated maturity date, is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Underlying Stock on the related  calculation day, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each contingent coupon payment date, as well as the call settlement date or stated maturity date, as applicable, and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Expected To Be Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities on the pricing date is expected to be less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the price of the Underlying Stocks, and as a result, you may suffer substantial losses.
If The Price Of Any Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Underlying Stocks. Changes in the price of any Underlying Stocks generally or the lowest performing Underlying Stock specifically may not result in a comparable change in the market value of your securities. Even if the price of each Underlying Stock increases above its starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Underlying Stocks
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in any of the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on any Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
•	You Have Limited Anti-Dilution Protection.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the related coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal the coupon payments received prior to the call settlement date and the coupon payment received on the call settlement date.

If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final coupon payment).  The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
79.00%	$990.00
70.00%	$900.00
60.00%	$800.00
50.00%	$700.00
25.00%	$450.00
0.00%	$200.00
The above figures do not take into account the coupon payments received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of a better performing Underlying Stock is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Hypothetical Payment At Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, downside threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and downside threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price and the maturity payment amount is equal to the face amount of your securities:

	The common stock of Advanced Micro Devices, Inc.	The common stock of Meta Platforms, Inc.	The common stock of Micron Technology, Inc.	The common stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$125.00	$130.00	$120.00
Hypothetical downside threshold price:	$80.00	$80.00	$80.00	$80.00
Performance factor (ending price divided by starting price):	145.00%	125.00%	130.00%	120.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Tesla, Inc. has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.
In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as the final coupon payment.
Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and the maturity payment amount is equal to the face amount of your securities:

	The common stock of Advanced Micro Devices, Inc.	The common stock of Meta Platforms, Inc.	The common stock of Micron Technology, Inc.	The common stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$110.00	$115.00	$105.00
Hypothetical downside threshold price:	$80.00	$80.00	$80.00	$80.00
Performance factor (ending price divided by starting price):	80.00%	110.00%	115.00%	105.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Advanced Micro Devices, Inc. has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but not by more than 20%, you would receive the face amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as the final coupon payment.
Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price and the maturity payment amount is less than the face amount of your securities:

	The common stock of Advanced Micro Devices, Inc.	The common stock of Meta Platforms, Inc.	The common stock of Micron Technology, Inc.	The common stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$90.00	$85.00	$45.00
Hypothetical downside threshold price:	$80.00	$80.00	$80.00	$80.00
Performance factor (ending price divided by starting price):	120.00%	90.00%	85.00%	45.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Tesla, Inc. has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 20%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $650.00 per security, calculated as follows:
= $1,000 × (performance factor of the lowest performing Underlying Stock on the final calculation day + buffer amount)
= $1,000 × (45.00% + 20.00%)
= $650.00
In addition to the coupon payments received during the term of the securities, on the stated maturity date you would receive $650.00 per security as well as the final coupon payment.
These examples illustrate that you will not participate in any appreciation of any Underlying Stock but you will be fully exposed to a decrease in the lowest performing Underlying Stock if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, even if the ending price of another Underlying Stock has appreciated or has not declined below its respective downside threshold price.
To the extent that the starting price, downside threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Information Regarding The Market Measures
Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding each Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
The graphs below set forth the information relating to the historical performance of the Underlying Stocks for the periods specified. We obtained the information regarding the historical performance of the Underlying Stocks in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Underlying Stocks. You are urged to make your own investigation into the Underlying Stocks.
The common stock of Advanced Micro Devices, Inc.
According to publicly available information, Advanced Micro Devices, Inc. (“AMD”) is a semiconductor company that produces computer processors and related technologies. Information filed by AMD with the SEC can be located by reference to its SEC file number: 001-07882, or its CIK Code: 0000002488. AMD’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMD”.
Historical Information
We obtained the closing prices of the common stock of AMD in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of AMD for the period from January 1, 2021 to April 28, 2026. The closing price on April 28, 2026 was $323.21. The historical performance of the common stock of AMD should not be taken as an indication of the future performance of the common stock of AMD, and no assurance can be given as to the closing price of the common stock of AMD on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of AMD will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

The common stock of Meta Platforms, Inc.
According to publicly available information, Meta Platforms, Inc. (“Meta”) provides online and digital products for people to connect and share through mobile devices, personal computers and other devices. Information filed by Meta with the SEC can be located by reference to its SEC file number: 001-35551, or its CIK Code: 0001326801. Meta’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “META”.
Historical Information
We obtained the closing prices of the common stock of Meta in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of Meta for the period from January 1, 2021 to April 28, 2026. The closing price on April 28, 2026 was $671.34. The historical performance of the common stock of Meta should not be taken as an indication of the future performance of the common stock of Meta, and no assurance can be given as to the closing price of the common stock of Meta on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Meta will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

The common stock of Micron Technology, Inc.
According to publicly available information, Micron Technology, Inc. (“Micron”) and its subsidiaries operate, manufacture and market memory and storage technologies, packaging solutions and semiconductor systems for computing, networking, automotive and mobile products. Information filed by Micron with the SEC can be located by reference to its SEC file number: 001-10658, or its CIK Code: 0000723125. Micron’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “MU”.
Historical Information
We obtained the closing prices of the common stock of Micron in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of Micron for the period from January 1, 2021 to April 28, 2026. The closing price on April 28, 2026 was $504.29. The historical performance of the common stock of Micron should not be taken as an indication of the future performance of the common stock of Micron, and no assurance can be given as to the closing price of the common stock of Micron on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Micron will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

The common stock of Tesla, Inc.
According to publicly available information, Tesla, Inc. (“Tesla”) designs, develops, manufactures and sells fully electric vehicles, and energy generation and storage systems, and also offers maintenance, installation, operation and other services related to its products. Information filed by Tesla with the SEC can be located by reference to its SEC file number: 001-34756, or its CIK Code: 0001318605. Tesla’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “TSLA”.
Historical Information
We obtained the closing prices of the common stock of Tesla in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of Tesla for the period from January 1, 2021 to April 28, 2026. The closing price on April 28, 2026 was $376.02. The historical performance of the common stock of Tesla should not be taken as an indication of the future performance of the common stock of Tesla, and no assurance can be given as to the closing price of the common stock of Tesla on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Tesla will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as consisting of two components for U.S. federal income tax purposes: (1) the Debt Component; and (2) the Put Option Component. In accordance with this treatment, you agree to treat each coupon payment as consisting of (1) interest on the Debt Component and (2) put option premium on the Put Option Component as follows:
Per Annum Coupon Rate	Interest on Debt Component	Put Option Component
At least 14.85% per annum	[•]%	[•]%
Interest paid with respect to the Debt Component would be includable as ordinary income at the time it accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes.
Put option premium paid with respect to the Put Option Component would generally not be taxed until a sale, automatic call or maturity of the securities. At such time, such payments would be taxed as a short-term capital gain.
If the securities are automatically called prior to the stated maturity date or if you receive on the stated maturity date an amount in cash equal to the face amount (other than any interest with respect to the Debt Component, which would be includable in income by you in the manner described above), you generally should not recognize gain or loss with respect to the Debt Component, and you generally should recognize the total put option premium received as short-term capital gain on the applicable call settlement date or the stated maturity date, as applicable.
Upon the taxable disposition of the securities for cash (other than cash settlement for an amount that is equal to the face amount and other than any interest with respect to the Debt Component, which would be includible in income by you in the manner described above), you should allocate the cash received between the Debt Component and the Put Option Component on the basis of their respective values on the date of such taxable disposition. You should generally recognize gain or loss with respect to the Debt Component in an amount equal to the difference between the amount of the proceeds allocable to the Debt Component (less accrued and unpaid interest, which will be taxable as such) and your adjusted tax basis in the Debt Component (which generally will equal your purchase price for the securities). This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you are treated as having held the Debt Component for more than one year at the time of such taxable disposition. If the Put Option Component has a positive value on the date of such taxable disposition, you should generally recognize short-term capital gain equal to the portion of the proceeds allocable to the Put Option Component plus any previously received put option premium. If the Put Option Component has a negative value on the date of such taxable disposition, you should generally be treated as having paid the buyer an amount equal to the negative value in order to assume your rights and obligations under the Put Option Component. In that case, you should recognize a short-term capital gain or loss in an amount equal to the difference between the total put option premium previously received and the amount of the payment deemed made by you with respect to the buyer’s assumption of the Put Option Component. The amount of the deemed payment will be added to the price allocated to the Debt Component in determining the gain or loss in respect of the Debt Component. The deductibility of capital losses by U.S. holders is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Underlying Stock Issuer and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of your individual circumstances, including any other interest you may have in the Underlying Stock Issuer.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on our determination that the securities are not “delta-one” with respect to the Underlying Stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.
Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by the Bank pursuant to this offering document or common shares of the Bank or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, the Bank, any affiliate of the Bank, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank and each affiliate of the Bank, (iv) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of the Bank or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of the Bank or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. On January 29, 2026, the Department of Finance (Canada) released for consultation proposed amendments to the Canadian Tax Act (the “January 29 Tax Proposals”) that would amend certain provisions of the Canadian Tax Act with respect to “hybrid mismatch arrangements” and introduce other consequential amendments. This overview does not take into account the January 29 Tax Proposals, but otherwise takes into account all other specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of the Bank or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

Market Linked Securities—Auto-Callable with Fixed Coupon and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Advanced Micro Devices, Inc., the common stock of Meta Platforms, Inc., the common stock of Micron Technology, Inc. and the common stock of Tesla, Inc. due May 21, 2029

In the event that a security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to the Bank or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of the Bank or common shares of an affiliate of the Bank that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or common shares of an affiliate of the Bank unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.